Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       97,757,289
DEUTSCHE BANK SECURITIES, INC.              13-2730328       75,016,787
BNP PARIBAS SECURITIES CORP.                13-3235334       76,159,681
BARCLAYS CAPITAL INC.                       05-0346412       50,924,414
WELLS FARGO BANK                            41-0449260       67,909,301
CITIGROUP, INC.                             52-1568099       33,886,484
JPMORGAN CHASE & CO.                        13-3224016       44,622,095
BANK OF AMERICA SECURITIES LLC              56-2058405       14,850,624
MORGAN STANLEY CO INCORPORATED              13-2665598       13,920,608
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        2,324,765






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       43,410,208
DEUTSCHE BANK SECURITIES, INC.              13-2730328       13,831,451
BNP PARIBAS SECURITIES CORP.                13-3235334          657,064
BARCLAYS CAPITAL INC.                       05-0346412       18,081,277
WELLS FARGO BANK                            41-0449260        1,049,897
CITIGROUP, INC.                             52-1568099       32,394,304
JPMORGAN CHASE & CO.                        13-3224016       16,733,101
BANK OF AMERICA SECURITIES LLC              56-2058405       14,308,035
MORGAN STANLEY CO INCORPORATED              13-2665598       13,225,388
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166          440,031




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    485,152,356 D. Total Sales: 159,662,859

                               SCREEN NUMBER : 12